UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 18, 2024

LOEWS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, New York, NY	10019-2714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	L	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE

In its Current Report on Form 8-K filed on September 18, 2024 (the “Original Report”), the Registrant reported that a subsidiary of the Registrant’s subsidiary, CNA Financial Corporation ( “CNA”), as sponsor of the CNA Employee Retirement Plan Trust (the “Plan”), was evaluating potential counterparties in connection with the potential purchase of a group annuity contract, under which the Plan would transfer to one of the counterparties a portion of the Plan’s defined benefit pension obligations.

Item 8.01	Other Events.

On October 3, 2024, the CNA subsidiary, as Plan sponsor, entered into a commitment agreement with Metropolitan Life Insurance Company (the “Insurer”) under which the Plan agreed to purchase a nonparticipating single premium group annuity contract that will transfer to the Insurer approximately $1,045 million of the Plan’s defined benefit pension obligations.

The purchase of the group annuity contract is anticipated to close on October 10, 2024, subject to customary closing conditions. The contract will cover approximately 7,600 Plan participants and beneficiaries (the “Transferred Participants”), representing approximately 60% of the Plan’s obligations. Under the group annuity contract, the Insurer will make an irrevocable commitment, and will be solely responsible, to pay the pension benefits of each Transferred Participant that are due on and after January 1, 2025. The transaction will result in no changes to the amount of benefits payable to the Transferred Participants.

The purchase of the group annuity contract will be funded directly by assets of the Plan and will not require any cash or asset contributions from CNA. As a result of the transaction, the Registrant currently expects to recognize a one-time non-cash pretax pension settlement charge of approximately $370 million ($265 million, net of tax and noncontrolling interests) in the fourth quarter of 2024. This charge is largely driven by the accelerated recognition of the actuarial pension loss from Accumulated other comprehensive income into Net income, which such acceleration does not impact Shareholders' equity. The actual charge will depend on finalization of actuarial and other assumptions. This charge will not impact cash flow for the fourth quarter or full year 2024.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K (“Form 8-K”) which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management. A discussion of the important risk factors and other considerations that could materially impact these matters, as well as the Registrant’s overall business and financial performance, can be found in the Registrant’s reports filed with the Securities and Exchange Commission and readers of this Form 8-K are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Registrant’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this Form 8-K. The Registrant expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Registrant’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: October 4, 2024	By:	/s/ Marc A. Alpert
Marc A. Alpert
Senior Vice President, General Counsel
and Secretary
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